SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2004

UNITED FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

North Carolina	000-50018	55-0796470
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1128 South Main Street, Graham, North Carolina 27253

(Address of principal executive offices)

Registrant’s telephone number, including area code (336) 226-1223

Not Applicable

(Former address of principal executive offices)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated August 5, 2004 with respect to the Registrant’s financial results for the quarter ended June 30, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On August 5, 2004, United Financial, Inc. (the “Registrant”) issued a press release (the “Press Release”) to report quarter end results for June 30, 2004. The Press Release is attached as Exhibit 99.1 to this Current Report and is incorporated by reference into this Item 12. The press release reported that net income (unaudited) for the three and six months ended June 30, 2004 decreased to $133,000 and $282,000, respectively, compared to $163,000 and $459,000 for the same periods in 2003. Earnings for 2004 include gains from the sale of investments of $28,000, compared with $66,000, and $215,000 for the three and six months ended June 30, 2003. The Company’s assets at June 30, 2004 increased to $144 million compared with $126 million at June 30, 2003. The Company’s shareholders’ equity decreased to $10 million at June 30, 2004, compared with $10.5 million at June 30, 2003. For the three and six month periods ended June 30, 2004, net interest income increased to $1.1 and $2.1 million, respectively, from $876,000 and $1.8 million during the same periods last year. For the three months ended June 30, 2004, non-interest income increased to $281,000 from $245,000. However, for the six months ended June 30, 2004, non-interest income decreased to $515,000 from $603,000. For the three and six month periods ended June 30, 2004, non-interest expense increased to $1.1 million and $2.2 million, respectively, from $925,000 and $1.8 million during the same periods last year.

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of our goals and expectations with respect to earnings, earnings per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond our control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FINANCIAL, INC.

By:	/s/ William M. Griffith, Jr .
William M. Griffith, Jr.
President and CEO

Dated: August 6, 2004

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release